EXHIBIT 4

                   Names, Addresses and Principal Occupations
                                       of
                        Executive Officers, Directors and
                           Controlling Persons of the
                                Reporting Persons
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 NAMES AND ADDRESSES                                                       PRINCIPAL OCCUPATION
 -------------------                                                       --------------------

I. PENSKE MOTORSPORTS, INC.

         Roger S. Penske                                                Chairman of the Board of PMI
         13400 Outer Drive West
         Detroit, Michigan 49239

         Walter P. Czarnecki                                            Vice Chairman of the Board of PMI
         13400 Outer Drive West
         Detroit, Michigan 49239

         Richard J. Peters                                              Director and President of R.J. Peters & Company
         73 Kercheval
         Grosse Pointe Farms, Michigan 48236

         Gregory W. Penske                                              President and Chief Executive Officer of PMI
         3534 North Peck Road
         El Monte, California 91731

         Les Richter                                                    Executive Vice President of PMI
         3633 E. Inland Empire Boulevard
         Suite 850
         Ontario, California 91764

         James H. Harris                                                Senior Vice President and Treasurer of PMI
         13400 Outer Drive West
         Detroit, Michigan 49239

         Robert H. Kurnick, Jr.                                         Senior Vice President, General Counsel and
         3270 W. Big Beaver Road                                        Secretary of PMI
         Suite 130
         Troy, Michigan 48084

         Gene Haskett                                                   Executive Vice President of PMI
         Michigan International Speedway
         12626 US-12
         Brooklyn, Michigan 49230

         H. Lee Combs                                                   Director and Senior Vice President--Operations of
         International Speedway Corporation                             International Speedway Corporation
         1801 West International Speedway Boulevard
         Daytona Beach, Florida 32114

         William C. France                                              Director and Chairman of the Board and Chief Executive
         International Speedway Corporation                             Officer of International Speedway Corporation
         1801 West International Speedway Boulevard
         Daytona Beach, Florida 32114

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 NAMES AND ADDRESSES                                                       PRINCIPAL OCCUPATION
 -------------------                                                       --------------------



         Richard E. Stoddard                                            Director and Chairman of the Board of Kaiser
         3633 E. Inland Empire Boulevard                                Ventures Inc.
         Suite 850
         Ontario, California 91764

         James E. Williams                                              Director and Chairman and Chief Executive
         18301 Von Karman Avenue                                        Officer of Golden State Foods
         Suite 1100
         Irvine, California 92715-0110

         Gary W. Dickinson                                              Director and President of NonLinear Dynamics, Inc.
         NonLinear Dynamics, Inc.
         334 E. Washington Street
         Ann Arbor, Michigan 48108

         Jo DeWitt Wilson                                               Director and President and Chief Executive Officer of
         North Carolina Motor Speedway                                  North Carolina Motor Speedway
         111 Washington Street
         Rockingham, North Carolina 28345


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